Exhibit 10.20

Amendment 3 to the Enterprise Subscription Agreement

This Amendment 3 (“Amendment 3”) is entered into as of March 30, 2018 by and between Cloudera, Inc., a Delaware corporation, with offices at 395 Page Mill Road, Palo Alto, CA 94306 (“Cloudera”) and Intel Corporation and its Affiliates, a Delaware corporation, with offices at 2200 Mission College Boulevard, Santa Clara, CA 94504 (“Customer”) and amends that certain Amendment 2, dated November 11th, 2017 (“Amendment 2”) to the Enterprise Subscription Agreement, including all prior amendments and exhibits thereto, entered into by and between the parties dated April 25, 2014 (collectively, the “Agreement”).

The parties hereby agree to amend Amendment 2 as follows:

Section 3 is amended to extend the Agreement through April 23, 2023.

Exhibit C-1 of Amendment 2 is hereby modified such that the Subscription Period will be April 24, 2018 – April 23, 2021 (Years 5-7).

Optional annual Subscription Periods for Years 8 and 9, if elected by Customer, will commence on April 24, 2021 and April 24, 2022, respectively.

Integration; Conflict. The provisions of this Amendment 3 will govern notwithstanding anything to the contrary in the Agreement. Except as otherwise expressly provided or modified herein, the terms and conditions of the Agreement remain in full force and effect, and the Agreement and this Amendment constitute the entire and exclusive agreement between the parties regarding the subject matter hereof, and supersede all proposals and prior agreements, oral or written, and all other communications.

IN WITNESS WHEREOF, the parties have caused this Amendment 3 to be executed by their duly authorized representatives.

Customer: Intel Corporation	Cloudera, Inc.
Signature: /s/ Sommer Starr	Signature: /s/ Priya Jain

Printed: Sommer Starr	Printed: Priya Jain

Title: Commodity Manager	Title: Principal Accounting Officer

Date: 30-Mar-2018	Date: 30-Mar-2018